Exhibit 99.1

Saba Delivers Strong Second Quarter Fiscal 2010 Results

Grows Non-GAAP EPS by 75% and Invoicing by 10% year-over-year; Increases cash balance by 77% year-over-year; Extends leadership with 30 new enterprise customers across learning, performance and talent management solutions

Redwood Shores, Calif., January 7, 2010– Saba (NASDAQ: SABA), the premier provider of people management software and services, today reported financial results for its second fiscal quarter ended November 30, 2009.

“We continued to win major new customers while expanding relationships with the world’s leading global enterprises and governments. More and more enterprises are looking to Saba for unified people management solutions that drive business performance by aligning, engaging, developing, and mobilizing their people while fostering collaboration across their value chain,” said Bobby Yazdani, Chairman and CEO of Saba. “Our record of profitable growth and momentum in winning new customers while expanding existing customer relationships underscores the validity of our growth strategy.”

Second Quarter Financial Results

•	Total revenues for the quarter ended November 30, 2009 were $27.5 million, up 6.4%, from $25.8 million in the same period of the prior year.

•	Saba Performance and Talent Management products achieved record high product bookings in the quarter, representing 12% of total product bookings in the quarter.

•	Gross margin for the quarter ended November 30, 2009 was 65.7% compared to 59.6% for the same period of the prior year.

•	GAAP net income for the quarter ended November 30, 2009 was $666,000, or $0.02 per share on a fully diluted basis, compared to a loss of $355,000, or $0.01 per share, for the same period last year.

•

Non-GAAP net income for the quarter ended November 30, 2009 was $2.1 million, or $0.07 per share on a fully diluted basis, compared to non-GAAP net income of $1.1 million, or $0.04 per share on a fully diluted basis, for the same period of the prior year. Non-GAAP net income excludes non-cash amortization of intangibles and charges related to stock-based compensation.

•

Cash balance for the quarter ended November 30, 2009 was $22.9 million compared to $12.9 million at the end of the same period in the prior fiscal year. Saba repurchased 1,384,920 outstanding shares of common stock for approximately $4.9 million in the first quarter of fiscal 2010.

•	Saba invoiced $29.4 million in the quarter ended November 30, 2009, up 10%, compared to $26.7 million in the same period last year.

Second Quarter Business Highlights

Customers

•	Added 30 new enterprise customers bringing total new customers up to 50 during the first six months of Fiscal 2010, up from 39 new customers in first half fiscal 2009.

•

Strengthened leading base of Global 2000 customers during the quarter with wins at Baker Hughes, Bayer Healthcare, Banco Itau, McDonalds, Mars, Owens and Minor, Unicredit Group, Santander, and Saudi Aramco.

•

Expanded relationships with a number of existing large enterprise and public sector customers including 3M, Bose Corp, Synthes, Trillium Health Centre, UNUM Group, Varian Medical Systems, Kwik-Fit Group Limited, Les Hopitaux Universitaires, Blackbaud, Brinker International, Lincoln Electric Holdings, Westat, and Westinghouse Electric.

•

Saba OnDemand solutions reached a user base of over 3.6 million users, including such customers as Addison Avenue Federal Credit Union, the California Public Employees’ Retirement System (CalPERS) and the University of Tennessee, Knoxville (UT Knoxville).

Products

•

Announced major new platform release, Saba Enterprise 5.5, as the industry’s first truly unified people management platform. Saba 5.5 delivers an updated, engaging, and easy-to-use Web 2.0 user interface that visually unifies information so that, whether a user is trying to create a succession pool, start a performance review, or manage a team of employees, the view of the employee information is consistent. Users at all levels are able to make better decisions with more complete and consistent people intelligence.

•

Announced availability of Saba People Management Cloud™, delivering Saba’s people management solutions on Amazon Web Services. The Saba People Management Cloud will give companies the elasticity to use as little or as many of Saba’s services as they need, while paying only for what they use, with no up-front expenses.

Awards & Recognitions

•

Recognized in Bersin & Associates Talent Management Systems 2010: Market Realities, Implementation Experiences, and Solution Provider Profiles as the market leader for enterprises with over 10,000 employees. The study touted Saba Enterprise’s extensive configurability, embedded collaboration for talent management adoption and its integrated, sophisticated, workforce planning application.

•

Recognized in the 2009 Gartner Magic Quadrant for Social Software in the Workplace based on completeness of vision and ability to execute. Saba was the only vendor in the people management solutions market to receive recognition in this report.

•

Recognized for growing momentum in social software by Chief Learning Officer Magazine who bestowed a Learning in Practice Award for “Excellence in Social Networks” to the company. The Excellence in Social Networks Award recognizes providers that have deployed wikis, blogs, communities of practice, social networks and/or any other employee communication and collaboration platforms for a client in the past year.

Business Outlook

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these forward-looking statements in any way or for any reason.

For fiscal 2010, Saba is maintaining prior guidance and anticipates GAAP net earnings per share to range from $0.07 to $0.11 on a fully diluted basis and non-GAAP net earnings per share to range from $0.26 to $0.30 on a fully diluted basis.

The fiscal year 2010 non-GAAP outlook excludes non-cash amortization of intangibles and charges related to stock-based compensation expenses.

Conference Call

Saba will host a teleconference Thursday, January 7, 2010 commencing at 2:00 p.m. Pacific Time, to discuss the fiscal year 2010 second quarter financial results. All interested parties may listen by dialing 800.230.1059 or +1.612.234.9959, access code 128540, or by tuning into the webcast at http://investor.saba.com.

A replay of the call is scheduled to be available by calling 800.475.6701 or +1.320.365.3844 and entering code 128540, after 5:30 p.m. Pacific Time on January 7, 2010 through 11:59 p.m. Pacific Time on February 5, 2010.

Safe Harbor

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding Saba’s business outlook, including anticipated GAAP and non-GAAP net earnings per share and statements regarding Saba’s growth and momentum. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances and partnerships, ability of Saba to release new products on schedule, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in Form 10-K for the fiscal year ended May 31, 2009 and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

Non-GAAP Financial Information

Saba has provided its non-GAAP net income and net income per share data in this press release as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different from non-GAAP measures used by other companies. Saba believes that the presentation of non-GAAP financial measures provides useful information to investors regarding its results of operations. Saba believes it also provides an alternative method of assessing Saba’s operating results that Saba believes is focused on its core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of its operating results. In addition, Saba’s management team uses these measures for reviewing its financial results, and for budget and planning purposes.

About Saba

Saba (NASDAQ: SABA) is the premier provider of people management software and services that enable the people-driven enterprise. Saba’s solutions help global enterprises and public sector organizations to quickly respond and adapt to today’s complex, changing environments through a people platform that aligns and harnesses the knowledge, skills, and ideas of an increasingly distributed and mobile work force. Working with Saba, organizations are able to align, engage, develop, mobilize, and foster collaboration across employees, customers, and partners in support of increased adaptability, rapid innovation, enhanced productivity, and speed to market.

Saba’s solutions are used by more than 1,300 organizations and over 17 million end users worldwide.

Our solutions are available both on-premise and OnDemand (www.saba.com), and are underpinned by global services capabilities and partnerships that provide strategic consulting, comprehensive implementation services, and ongoing worldwide support.

As the acknowledged standard in people management, Saba’s premier customer base includes the major brand name global industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, packaged goods, and public sector organizations.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	November 30, 2009	May 31, 2009
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,854	$25,978
Restricted cash	120	100
Accounts receivable, net	19,578	20,010
Prepaid expenses and other current assets	2,136	2,245

Total current assets	44,688	48,333

Property and equipment, net	3,892	4,755
Goodwill	36,095	36,095
Purchased intangible assets, net	6,885	8,743
Restricted cash	260	260
Other assets	1,474	1,537

Total assets	$93,294	$99,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,332	$2,620
Accrued compensation and related expenses	6,241	5,867
Accrued expenses	3,071	3,137
Deferred revenue	27,612	32,611
Current portion of debt and lease obligations	452	630

Total current liabilities	40,708	44,865

Deferred revenue	2,891	2,728
Other long-term liabilities	1,259	1,354
Accrued rent	2,008	2,211

Total liabilities	46,866	51,158

Stockholders’ equity:
Common stock	28	30
Additional paid-in capital	254,124	258,128
Treasury stock	(232)	(232)
Accumulated deficit	(207,543)	(209,230)
Accumulated other comprehensive loss	51	(131)

Total stockholders’ equity	46,428	48,565

Total liabilities and stockholders’ equity	$93,294	$99,723

Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Six months ended
	November 30, 2009	November 30, 2008	November 30, 2009	November 30, 2008
Revenues:
License	$6,352	$2,971	$12,064	$5,928
License updates and product support	8,859	8,773	17,614	17,415
OnDemand	5,276	5,325	10,521	10,243
Professional services	6,995	8,756	13,093	17,539

Total revenues	27,482	25,825	53,292	51,125

Cost of revenues:
Cost of license	223	231	434	444
Cost of license updates and product support	2,080	1,984	4,117	4,192
Cost of OnDemand	2,038	2,455	4,046	4,881
Cost of professional services	4,798	5,475	9,350	11,391
Amortization of acquired developed technology	295	295	589	589

Total cost of revenues	9,434	10,440	18,536	21,497

Gross profit	18,048	15,385	34,756	29,628

Operating expenses:
Research and development	4,725	4,606	8,946	8,892
Sales and marketing	8,526	6,821	15,314	13,928
General and administrative	3,613	3,871	7,455	8,235
Restructurings	(2)	—	(38)	(24)
Amortization of purchased intangible assets	634	634	1,269	1,269

Total operating expenses	17,496	15,932	32,946	32,300

Income (loss) from operations	552	(547)	1,810	(2,672)
Interest income and other, net	54	330	33	410
Interest expense	(2)	(11)	(5)	(21)

Income (loss) before provision for income taxes	604	(228)	1,838	(2,283)
Provision for income taxes	62	(127)	(152)	(286)

Net income (loss)	$666	$(355)	$1,686	$(2,569)

Basic and diluted net income (loss) per share	$0.02	$(0.01)	$0.06	$(0.09)

Shares used in computing net income (loss) per share:
Basic	27,851	29,164	28,540	29,157

Diluted	28,855	29,164	29,458	29,157

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

The following table reflects Saba’s non-GAAP results reconciled to GAAP results as included in this release.

	Three months ended		Six months ended
	November 30, 2009	November 30, 2008	November 30, 2009	November 30, 2008
GAAP net income (loss)	$666	$(355)	$1,686	$(2,569)

Plus:
Share-based compensation expense	472	493	736	1,083
Amortization of acquired developed technology and purchased intangible assets	929	929	1,858	1,858
Non-operating costs	—	—	—	672
Restructurings	(2)	—	(38)	—

Non-GAAP net income	$2,065	$1,067	$4,242	$1,044

Net income (loss) per share:

GAAP net income (loss) per share	$0.02	$(0.01)	$0.06	$(0.09)

Plus:
Share-based compensation expense	0.02	0.02	0.03	0.04
Amortization of acquired developed technology and purchased intangible assets	0.03	0.03	0.07	0.06
Non-operating costs	0.00	0.00	0.00	0.02
Restructurings	0.00	0.00	0.00	0.00

Non-GAAP net income per share	$0.07	$0.04	$0.14	$0.04

Shares used in computing net income (loss) per share:
Basic	27,851	29,164	28,540	29,157

Diluted	28,855	29,166	29,458	29,160

Non-GAAP Financial Information:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Saba uses non-GAAP financial measures. These measures are the result of adjustments made to exclude certain charges and expenses for which the company believes that the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. The company believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results. In addition, the presentation allows investors to see how management views the operating performance of the company. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or as a substitute for results prepared in accordance with U.S. generally accepted accounting principles.

The adjustments and the basis for their exclusion are as follows:

Share-based Compensation Expense

The company’s non-GAAP financial measures exclude share-based compensation expenses, which consist of expenses for grants of stock options, awards of restricted stock units and purchases of common stock under its Employee Stock Purchase Plan, which Saba began recording under SFAS 123(R) in the first quarter of fiscal 2007. The Company excludes share-based compensation expenses from our non-GAAP financial measures because the company believes that the information is not a meaningful indicator of the company’s operating performance. Weighted average dilutive shares is computed using the method required by SFAS 123(R) for both GAAP and non-GAAP diluted net income per share.

Amortization of Acquired Developed Technology and Purchased Intangible Assets

As a result of various acquisitions of companies and technologies, the company has incurred charges for amortization of acquired developed technology and purchased intangible assets. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business. Additionally, management believes that excluding these items facilitates comparisons to the results of other companies in our industry, which have their own unique acquisition histories.

Non-Operating Costs

During the first quarter of fiscal year 2009, the company incurred non-operating costs primarily related to legal and accounting fees associated with the evaluation of strategic transactions. These costs relate to events which, in the company’s view, are not incurred in the ordinary course of operations. These costs include the legal and accounting fees as well as other costs incurred in connection with the evaluation of strategic transactions. The company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earning trends, and therefore excludes these costs when presenting non-GAAP financial measures.

Restructurings

During the third quarter of fiscal year 2009, the company implemented a restructuring program to reduce headcount by approximately 5%. During the first quarter of fiscal year 2010, the company adjusted its estimates related to severance costs. The adjustment is classified as restructuring expense in the statement of operations. Management excludes these items from our non-GAAP financial measures when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Contact:

Bill Slater, Chief Financial Officer, +1-650-581-2500